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                                                                   EXHIBIT 23.02


                              CONSENT OF KPMG LLP

The Board of Directors
VeriSign, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of VeriSign, Inc. of our report dated January 14, 2000, relating to the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of VeriSign, Inc.


                                                                    /s/ KPMG LLP

Mountain View, California
November 13, 2000